INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

     This Agreement is entered as of March 14, 2003 by and between Juris Travel, a Nevada corporation (the "Company"), and Rosemary Williams, an individual ("Assignor").

1.   Assignment

     Assignor hereby assigns to the Company exclusively throughout the world all right, title and interest (choate or inchoate) in (i) the subject matter referred to in Exhibit A ("Technology"), (ii) all precursors, portions and work in progress with respect thereto and all works of authorship, mask works, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights and all other intellectual and industrial property rights of any sort and all business, contract rights and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively "Intellectual Property").

2.   Consideration

     The Company agrees to issue to Assignor Fifty Thousand (50,000) shares of restricted common stock of the Company on the date of this Agreement. Such shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement. The certificates for the shares will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

3.   Further Assurances; Moral Rights; Competition; Marketing

     3.1 Assignor agrees to assist the Company in every legal way to evidence, record and perfect the Section 1 assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights. If the Company is unable for any reason whatsoever to secure the Assignor's signature to any document it is entitled to under this Section 3.1, Assignor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as her agents and attorneys-in-fact with full power of substitution to act for and on her behalf and instead of Assignor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Assignor.

     3.2 To the extent allowed by law, Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral" or the like (collectively "Moral
          Rights"). To the extent Assignor retains any such Moral Rights under applicable law, Assignor hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company; Assignor agrees not to assert any Moral Rights with respect thereto. Assignor will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.   Confidential Information

     Assignor will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Assignor (i) can document that it is generally available (through no fault of Assignor) for use and disclosure by the public without any charge, license or restriction, or (ii) is permitted to use or disclose such information or plans pursuant to the written consent of the Company. Assignor recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5.   Warranty

     Assignor represents and warrants to the Company that the Assignor: (i) was the sole owner (other than the Company) of all rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the Intellectual Property or the Technology, (v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in
Section 1, and (vi) is not aware of any questions or challenges with respect to the Intellectual Property.

6.   Miscellaneous

     This Agreement is not assignable or transferable by Assignor without the prior written consent of the Company; any attempt to do so shall be void. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set below (or such other address as a party may designate by ten (10) days notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Nevada and the United States without regard to conflicts of laws provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys' fees. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


Company:
Juris Travel, a Nevada Corporation


By: /s/ Roxana I. Vargas
     Roxana I. Vargas, President
     2950 East Flamingo Road
     Suite E-5
     Las Vegas, Nevada 89121


Assignor:


/s/ Rosemary Williams
Rosemary Williams                            a/k/a Rosemary Williams Hardman
711 John Anderson Hwy.
Flagler Beach, Florida 32136

                                  EXHIBIT A

                ASSIGNED TECHNOLOGY AND INTELLECTUAL PROPERTY

Registered Trademark-BED & BISCUIT INN  Serial Number: 76145078

Tradename-BED & BISCUIT INNS OF AMERICA, INC.

LOGO:




URL (website address):  www.bedand biscuitinn.com

All content (copyrights) on/ od website.

Tradename:  groomingdale's

Slogan:  "We Are your Pet's Home Away From Home"

Other IP: All additional Intellectual Property that relates to the Bed & Biscuit Inn, including and derivations thereof, affiliated or like concepts, etc.